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EMC Corporation

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The following FAQ was posted on the employee intranet of EMC Corporation (the “Company”).

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

• Dell/EMC Announcement	1
• Transaction Rationale and Impact	4
• Deal Process Timing	9
• Integration Planning	10
• Leadership and Organization	12
• EMC II and the Federation Entities	16
• Go-To-Market	20
• Global Services	22
• How does this impact me? (Compensation, Equity/Stock, Benefits)	23
• Important Legal Information	32

Dell/EMC Announcement

1.	What was announced on October 12, 2015?

EMC Corporation, Dell Inc. and its parent company, Denali Holding Inc., have signed a definitive agreement under which Denali will acquire EMC, with VMware remaining a publicly-traded company.

The combined company will be a leader in numerous high-growth areas of the $2 trillion information technology market, with a complementary portfolio, sales team and R&D organization across four globally recognized technology franchises – servers, storage, virtualization and PCs – and brings together strong capabilities in the fast growing areas of the industry, including converged infrastructure, digital transformation, software-defined data center, hybrid cloud, mobile and security.

2.	Who is Denali Holding Inc.?

Denali Holding Inc. is the parent company of Dell Inc. and is controlled by Michael S. Dell (founder, chairman and chief executive officer of Dell), MSD Partners and Silver Lake Partners (a global leader in technology investing). Upon closing of the merger, EMC will be a wholly owned subsidiary of Denali Holding Inc.

3.	How will we refer to the new broader combined company?

We will refer to the broader company as “our complementary and aligned family of businesses” which includes the Strategically Aligned businesses described in question 55 below as well as the fully owned businesses or business units.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

4.	Will EMC be “privately owned” or “privately controlled”?

EMC will be “privately controlled” because of Michael Dell and Silver Lake Partner’s control of Denali, but not “privately owned” because the tracking stock issued by Dell’s holding company Denali in the transaction will be common stock of Denali and will be publicly traded. Denali will apply for listing of the tracking stock on the NYSE under the symbol “DVMT.”

5.	Since the October 12 announcement, the stock market has dipped. What is the likely impact of this on the deal?

This has been a very unpredictable and volatile start to the year. Everyone in the industry is being impacted. We have a binding, solid merger agreement. We have already started our regulatory filings. In addition we have started working on the necessary regulatory approvals around the globe. All parties are committed to the deal. We are highly confident in the contractual terms we have in place and that we will meet those terms. Importantly, when you look at EMC’s performance, particularly in comparison to our peer group, we are doing really well.

6.	Will the stock market decline impact the $24.05 cash payout and tracking stock value?

The amount of cash ($24.05) EMC shareholders will get for each share is a fixed amount and will not be impacted by EMC share price fluctuations. The variable part is the amount the tracking stock will be worth. While we know the tracking stock is initially intended to track a portion of Denali’s economic interest in VMware, similar to a startup going public, the value of its stock is determined by the market after if begins trading.

7.	What are we saying about financing “headwinds” being reported?

The debt financing is fully committed and is being underwritten by many of the leading global banks. The process of syndicating and placing the debt for a transaction of this nature frequently encompasses a time period of several months from start to finish. That process currently is underway and remains on track, as planned.

8.	How much debt will Denali be taking on in connection with the transaction? Will Dell rely on dividends from VMware or use any of VMware’s cash flows and debt capacity to repay the debt in connection with the transaction??

Denali has obtained committed equity financing for up to $4.25 billion in the aggregate and debt financing commitments for up to $49.5 billion in the aggregate. Denali believes the transaction will have a neutral to positive impact on Dell’s current corporate credit ratings. Denali has stated that the combined company will focus on reducing its aggregate debt during the first 18-24 months after completion of the transaction and on seeking to achieve an investment grade

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

credit rating. Currently VMware does not pay any dividends on its common stock and any decisions regarding dividends on the VMware common stock would be a decision of VMware’s board of directors.

9.	How does EMC’s and VMware’s stock price impact whether the deal closes?

During the Dell annual sales kickoff meeting in early February, Michael Dell made the following statement, which was filed with the SEC and covered by media: “We’re absolutely moving forward with the transaction under the original timeline, the original terms, at full steam ahead. And it’s not contingent on the share price of EMC or VMware.”

10.	How much can we do with Dell until the transaction is closed?

Until the transaction closes, we must continue to run our business with the same dedication and commitment that we show today. Do not reach out to your Dell counterparts unless in the ordinary course of business. One example of “ordinary course of business” activity is the recent (Feb 1, 2016) update to our existing partner agreement from the mid-2000’s. Under the agreement, Dell is able to resell VMAX and associated software. For more details about the reseller agreement see question 76.

11.	Whose fiscal year will we use?

EMC will adopt Dell’s fiscal calendar; however, there will be no change to fiscal year calendars in 2016.

12.	Do we continue with our business transformation efforts?

Yes. We are still proceeding with the Business Transformation Program and cost savings we had planned. We’re committed to these and the program will continue. For more information check the Business Transformation space on InsideEMC.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

Transaction Rationale and Impact

13.	Why? Why Dell? And why now?

The transaction strengthens the position of both Dell and EMC in an increasingly competitive global marketplace. Both companies have market-leading portfolios in their respective segments, and the transaction unites Dell’s server franchises and go-to-market strength in the mid-market with EMC’s storage and CI franchises and go-to-market strength in the large enterprise market. As the infrastructure market moves to a compute-centric/converged model, Dell is a natural fit with EMC.

We believe that the combined go-to-market capabilities and reach of Dell and EMC will also benefit VMware. The transaction brings together companies that have a demonstrated ability to win in fast-changing markets. The combined company will leverage the top talent and best practices from both Dell and EMC.

As a privately-controlled company, Dell’s structure provides it with the flexibility and agility to focus on customers and invest and innovate for long-term results, and the ability to incubate high-growth businesses in promising markets.

14.	How will the new combined business position us for success?

The combined business will be incredibly well-positioned for growth in the most strategic areas of next generation IT including digital transformation, software-defined data center, converged infrastructure, cloud, mobile and security. We have a solid foundation to build upon that features two of the world’s greatest technology companies with leadership positions in Servers, Storage, Virtualization and PCs.

The combination of Dell and EMC, along with their Strategically-Aligned businesses will result in a technology powerhouse that will deliver world-class products and solutions to customers and partners. This complementary and aligned family of businesses will drive innovation, customer choice and the ability to attract and retain world-class talent.

The coming together of Dell and EMC will create a business with approximately $80 billion in revenue. Dell and EMC have demonstrated abilities to win in fast-changing markets. The combined business is expected to possess unmatched scale, strength and flexibility to help customers achieve their goals, supported by deep investments in R&D and innovation and a privately controlled ownership structure.

15.	What will happen to the unique EMC culture?

EMC and Dell place a high priority on culture and are working collaboratively to define the culture for the combined company. External advisors assisting with the integration have commented that such a strong emphasis on culture is rare. Both companies share a goal to

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

create a unique culture that will reflect the best attributes of both organizations. To do this, both Dell and EMC employees have participated in culture surveys to identify the qualities and behaviors that are most important. The results of the EMC and Dell surveys will be combined and the data will help us understand our similarities and differences so we can build the unique culture of the new organization. These surveys will be complemented by a series of EMC “MyVoice Listen & Learns” to encourage additional dialogue and discussion.

16.	Where do you see the cultural synergies or differences? How do our cultures differ?

We have worked with Dell for a long time. We both like to win and have a strong desire to lean into change in the marketplace. Our customers tend to see EMC as a high-touch, high-value culture, while the appeal of Dell is in the midmarket and SMB space, where customers put a higher premium on transaction convenience. We’ll aim to preserve the best of each for the respective segments we serve, but we’ll be in alignment more often than not. Like EMC, our Dell counterparts are passionate about their company and their business, with a strong focus on customers. They love what they do, measure their successes, and talk about where they can improve. And like us at EMC, they like to have fun.

17.	What will happen to the EMC brand and other Federation brands?

It is clear there’s substantial value within the respective brands. Brand research is underway to determine the best way forward for the various brands across the business. You can expect to hear about the new branding at close.

18.	How does this business combination benefit customers? And what is our shared vision of the future we will create together?

We are in an era of unprecedented change driven by technology. Customers are turning to fewer strategic vendors to help them digitally transform their businesses and re-architect their IT environments to take advantage of the efficiency and agility that hybrid clouds bring.

The combination of Dell and EMC enables us to address more of our customers’ needs – with one of the largest innovation and go-to-market engines in the technology industry. Specifically, the server business within Dell is highly complementary to EMC’s strength in storage. Given that the future of infrastructure clearly is heading towards a converged or hyper-converged model, this is hugely beneficial to our customers.

Layering VMware’s software-defined data center on top of Dell and EMC’s converged infrastructure provides customers with a ‘best-of-breed’ stack. This can be offered as-a-service through Virtustream and also can be delivered underneath Pivotal’s next-generation application development platform. Finally, security assets from Dell and RSA enable us to further extend our ‘trust’ value proposition to the customer – critical in cloud environments.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

To quantify our combined value, consider this: EMC and Dell are positioned as a “Leader” in 22 Gartner magic quadrants.

19.	How does Denali’s privately-controlled model help our business?

Denali’s privately-controlled ownership structure will give EMC the same flexibility enjoyed by Dell to focus on customers, invest for long-term results, and incubate our most promising high-growth businesses, enabling further innovation and customer choice, while increasing our ability to attract and retain world-class talent.

20.	Is this a victory for shareholder activists?

We believe this transaction is good for all shareholders. Under the terms of the agreement, EMC shareholders will receive $24.05 per share in cash in addition to tracking stock initially intended to track a portion of Denali’s economic interest in the VMware business.

21.	Are we now two commodity businesses in mature, consolidating, shrinking market segments?

Certainly there are parts of our businesses that are in maturing market segments. However, there are other parts that are in disruptive, high-growth market segments. That’s the value of our portfolio.

We believe that investments we’ve made in emerging businesses are more than capable of offsetting the decline in mature businesses. EMC has previously stated that long-term investments in XtremIO, DSSD, Airwatch, NSX, VCE, Virtustream and Pivotal either already have become, or are expected to become, billion dollar businesses.

The advantage of being privately controlled while we effect these portfolio transitions is huge. As a privately-controlled company, the new structure will provide the flexibility and agility to focus on innovation for long-term results and incubation of high-growth businesses in the most promising markets. Additionally, Michael Dell’s and Silver Lake Partners’ confidence in our opportunity is part of what attracted these investors to this transaction, and their track record of growing successful businesses is impressive.

22.	What are customers saying?

According to an independent report by ESG (November 2015) of mid-market and enterprise customers of Dell, EMC, or both:

•	92% of all respondents believe that a Dell/EMC combination would benefit (75%) — or have no impact on (17%) — their organizations

•	92% of respondents would increase (60%) or not change (32%) their spending levels with the combined company

•	65% of respondents believe that a Dell/EMC combination will provide more complete and innovative technology solutions

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

23.	What do non-customers (potential prospects) think?

In late January, ESG published their independent research of what organizations that do not yet purchase from EMC or Dell think about the pending combination. According to ESG’s research, “half of these organizations expect to work with the combined EMC/Dell over the next 3 years” to help them achieve their business goals and “only 9% completely dismissed the notion of working with a combined Dell-EMC.”

Per ESG, “That’s a weird set of statistics in that I’d expect most non-customers to expect to stick to what they were already doing — but the data says that people think the combined Dell/EMC has some incremental new value.”

The same non-customers of EMC and Dell were also asked to itemize the benefits that a combined EMC/Dell entity would provide their organization that would most likely prompt a replacement of their existing IT supplier. The most commonly cited response was technology innovation. The next two most-commonly cited responses were volume discount pricing and end-to-end service and support.

24.	What does this transaction mean for partners?

We value all of our partner relationships, and each business remains committed to investing in — and strengthening — our respective partner ecosystems.

25.	What Quality of Service guarantees can we communicate to customers?

We remain committed to quality of service our customers have grown to expect from EMC and are committed to the contractual obligations we have agreed with customers. Since the announcement, we have sent our customers and partners EMC’s commitments which you can read here.

26.	What commitments have we made to customers after the announcement?

EMC will sustain our absolute focus on our valued customers, to power their IT transformation initiatives by:

•	Delivering the high quality customer experience you expect from EMC, including our customary commitment to support all current products as we always have

•	Extending our technology leadership through investment in R&D, including enhancing existing products and roadmaps

•	Preserving our dedication to customer choice (free of lock-in)

•	Continuing to enhance our partnerships & technology ecosystems

•	Listening to customer feedback and communicating updates to you clearly — and often.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

27.	What commitments have we made to partners after the announcement?

EMC will sustain our absolute focus on our valued partners by:

•	Remaining committed to our partner ecosystem and programs

•	Extending our technology leadership through investment in R&D, including enhancing existing products and roadmaps

•	Preserving our dedication to customer choice (free of lock-in)

•	Continuing to enhance our partnerships & technology ecosystems

•	Listening to customer feedback and communicating updates to you clearly — and often.

28.	Dell invested relatively little in R&D. Will Dell’s debt limit R&D investment?

After Dell was taken private, Dell’s R&D investment increased. Denali’s privately-controlled ownership structure will give EMC the same flexibility enjoyed by Dell, to focus 100% on customers and invest for long-term results by incubating our most promising high-growth businesses, enabling further innovation and customer choice.

Going private is expected to eliminate approximately $3.5 billion of stock repurchases and dividends EMC has averaged annually over the last three years. These savings are greater than the outlay to service Dell’s debt, creating more opportunity to invest in the business rather than less.

Under Dell’s privately-controlled structure, the combined company will have more freedom to innovate and invest for long-term leadership in rapidly growing market segments including digital transformation, SDDC, hybrid cloud, CI, mobile and security.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

Deal Process Timing

29.	Is the deal on schedule?

Yes. The merger is on schedule under the original timetable and terms. Thus far we have received antitrust clearance from several required jurisdictions and are working to finalize the proxy statement and set the date for a Special Meeting of EMC shareholders, expected to be later in the Spring.

30.	Which jurisdictions have provided antitrust clearance?

As of March 10, 2016, approval or clearance of the merger has been received in the United States, European Union, Australia, Canada, Israel, Japan, South Africa, Switzerland and Turkey. Remaining jurisdictions include Brazil, China, India, Mexico, Russia, South Korea and Taiwan.

31.	When will the shareholder vote be?

A date has not been set yet, but we are expecting the vote to take place in the Spring. All shareholders will be notified by mail when the date of the vote has been set.

32.	What’s the timeline for integration planning?

It has been fully underway since November 2015. There are a number of aspects we need to get ready for day one, but the full integration is expected to be a two year process. Until the transaction closes, EMC and Dell must continue to operate their businesses separately.

33.	Why are some things being implemented at the close of the deal, while other things are not being executed until the new fiscal year, 2017?

Some things need to be taken more slowly, to create robust plans that have time to be executed with excellence, while not creating confusion for us or our customers.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

Integration Planning

34.	What is the VCIO and who is on the VCIO Team?

The Value Creation & Integration Office (VCIO) is the cross-company team formed not only to manage the design and integration of the newly combined company, but to focus most importantly on value creation. The team is co-led by Howard Elias (EMC) and Rory Read (Dell).

Leaders of the VCIO teams are as follows:

•	Chris Fraser, EMC PMO Leader

•	Kristi Hummel, EMC HR Integration Lead

•	Dennis Hoffman, Strategy & Operating Model + Revenue and Market Capture

•	Jon Bosland, Operational Efficiencies & Cost Synergies

•	Jeff Bettencourt, Enterprise Products and R&D

•	Jim Walpole, Enterprise Services

•	Linda Connly, Go-to-Market/Sales

•	Matt Conway, Commercial Agreements

•	Todd Forsythe, Marketing

•	Tim Orie, HR Programs/Process/Tools

•	Stella Low, Communications

•	John Herrera, Facilities

•	Brent Taylor, Procurement

•	Roynan Jones, Manufacturing & Logistics

•	Kate Parsons, IT

•	John Curran, Finance

•	June Duchesne, Legal

•	John Roese, Technology Strategy

•	Cheri Dentiste, Financial Baseline

In addition to these EMC II integration leaders, we also have regional liaisons: Eric Arcese (Latin America), Gregg Hedstrom (NA), Chris Kaddaras (EMEA) and Christoph Theisinger (APJ) as well as participation from across our Federation businesses: Susan Nash (VMware), Jason Hurst (Pivotal), Steven Webber (Virtustream), Niloofar Howe (RSA) and Todd Pavone (VCE).

35.	Now that the leadership team has been announced, what is the VCIO role?

The L2s will by definition become the executive sponsor, and the VCIO teams will continue to do the work they’ve been charged to do under their sponsorship, but within the VCIO framework. Plus the Integration Executive Team (IET) (soon to be the combined company’s Executive Leadership Team) and Chairman’s meetings will continue - as we want to ensure we have a robust process that is contained within an integration planning framework.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

36.	What’s the timeline for integration planning?

It has been underway since November 2015. There are a number of aspects we need to get ready for day one, but the full integration is expected to be a two year process. Until the transaction closes, EMC and Dell must continue to operate their businesses separately.

37.	How can I get involved in the integration efforts?

As time goes on, the integration work streams are enlisting and involving more support from around the organization. Feel free to speak with your manager and consult the appropriate work stream executive leader listed above.

38.	How will EMC integrate with Dell’s server business?

Stay tuned for integration specifics on the blending together of the EMC and Dell businesses.

39.	Where will the new Enterprise Systems business be located?

The new Enterprise Systems business will be headquartered in Hopkinton. Also, Michael Dell, in speaking with Dell leadership at an Austin, Texas Town Hall on October 14, said: “We’re going to have big hubs of innovation. So, all of you here in Austin, as part of our ESG business, incredibly important….we’re not asking you to move anywhere. We want you to stay right here and continue to innovate and do great work. EMC has a fantastic hub in the Boston area. Both of us combined have a big innovation hub in the Silicon Valley area, of course, that is where VMware is headquartered.”

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

Leadership and Organization

40.	Who is the new planned leadership team?

As announced on March 1 by Dell and EMC, our new company will have the most experienced, most knowledgeable and most capable leadership team in our industry, bar none. The leadership team of our new company will be:

•	Jeremy Burton, Chief Marketing Officer, responsible for brand, events, marketing analytics, digital and communications.

•	Jeff Clarke, Vice Chairman and President, Operations and Client Solutions, responsible for our Global Supply Chain and End User Computing organizations.

•	Howard Elias and Rory Read, co-Chief Integration Officers, for the Dell|EMC integration.

•	David Goulden President, Enterprise Systems Group, responsible for our global infrastructure organization including servers, storage, networking, converged infrastructure and solutions. Bill Scannell, President of Enterprise Sales will report to David and lead the global go-to-market organization serving our Enterprise customers. Also part of Enterprise Systems Group are: Rodney Rogers, CEO, Virtustream, a leading Enterprise-class cloud software and services provider trusted by Enterprise customers worldwide to migrate and run their mission-critical applications in the cloud; Amit Yoran, President, RSA, a leading security provider focused on Identity, Security Analytics and Governance, Risk & Compliance; and Rohit Ghai, President, Enterprise Content Division.

•	Marius Haas, President & Chief Commercial Officer, responsible for our global go-to-market organization serving our Commercial customers.

•	Steve Price, Chief Human Resources Officer.

•	Karen Quintos, Chief Customer Officer, responsible for leading revenue and margin enhancing programs, ensuring a consistent customer experience across multiple channels and driving strategies to strengthen and build profitable customer relationships. Karen will also lead Corporate Citizenship, including social responsibility, entrepreneurship and diversity.

•	Rich Rothberg, General Counsel.

•	John Swainson, President, Dell Software, will continue in his current capacity.

•	Tom Sweet, Chief Financial Officer.

•	Suresh Vaswani, President, Dell Services, will continue in his current capacity.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

41.	Why did we announce the leadership for the new company now and what is the effective date?

This new organizational structure will be effective immediately following the completion of the transaction, and we will update you as more decisions are made. We’ve announced Michael’s direct leadership team early in the process so we can fast-track our planning of the integration. However, while many changes will happen at or around the close (for example, a new company brand), in many cases, changes won’t take effect until the start of Dell’s fiscal year 2017. In particular, we don’t expect many changes in our Go-To-Market functions to start until our next fiscal year in 2017.

42.	Why are some things being implemented at the close of the deal, while other things are not being executed until the new fiscal year, 2017?

Some things need to be taken more slowly, to create robust plans that have time to be executed with excellence, while not creating confusion for us or our customers.

43.	Will Jeremy Burton cover marketing for Dell’s consumer business, too? Does that mean EMC II Global Marketing gets merged with Dell’s marketing organization?

Jeremy will be responsible for brand, events, marketing analytics, digital and communications for the new company. The full scope of how the marketing organization will be organized is still to be decided but a structure will be designed that makes the best business sense for all. Within this new structure, we expect there will be marketing within the business units as well as at the company-wide level.

44.	What does the March 1 announcement mean for EMC’s current head of HR, Legal and Finance?

All of the announced changes will not take place until after the deal is closed. Until that time, the current heads of functions will continue to lead their organizations. Each organization leader named above, or L2, will work with their respective counterpart and the HR business partners to determine the organizational capability and capacity needed as well as the roles, skills and attributes required, organization design, talent pool assessment and, ultimately, talent selections for their organizations. The integration team leaders have been collecting information and data to help support and inform the organization design and decisions.

45.	What about the organizations that are not mentioned in the March 1 announcement like IT & EMC Global Services?

There are still critical decisions to be made about a number of important pieces of our new company and some of that work is still ongoing. This announcement is not inclusive of all functions and we will update you as soon as practical and as decisions are made.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

46.	In the March 1 announcement, Dell and EMC announced that reporting to David Goulden as part of the Enterprise Systems Group will be Virtustream, RSA and ECD. What does that mean for other product groups not mentioned?

There are still critical decisions to be made about a number of important pieces of our new company and some of that work is still ongoing. This announcement is not inclusive of all functions and we will update you as soon as practical and as decisions are made. However, the Core Technology and Emerging Technology divisions will roll up under the Enterprise Systems Group.

47.	What is the definition of an L2 and L3?

An L2 is a leader that reports directly to Michael Dell. L3s are direct reports to L2s.

48.	My L2 leader was not selected for an L2 role in the new company. What does that mean for my position?

The announced changes will not take place until after the deal is closed. So at this time, Dell and EMC will continue to operate as separate companies and your role remains the same.

49.	When will L3s be announced?

Timing for announcing the L3 leaders (direct reports to the L2 leaders) will be set shortly and we will share with you our approach and process at that time.

50.	What is the process for selecting L3s?

Each L2 organization leader will work with his or her respective counterpart and the HR business partner to determine the organizational capability and capacity needed as well as the roles, skills and attributes required, organization design, L3 talent pool assessment and, ultimately, L3 selections. The integration team leaders have been collecting information and data to help support and inform the organization design and decisions. The current management teams of both Dell and EMC have been working closely with HR to ensure that an objective and fair process is implemented for the talent selection process.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

51.	In Joe’s email, John Swainson is announced as the leader of Dell software, does this mean he will also lead EMC software groups?

No, John Swainson will continue to lead the existing Dell software organization. At this time, it is planned that all EMC II product groups will be part of David Goulden’s Enterprise Systems Group.

52.	Suresh Vaswani was announced as the leader of Dell Services, does this mean he will also lead EMC Services?

No, Suresh Vaswani will continue to lead the existing Dell Services organization only.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

EMC II and Federation Entities

53.	How will the new Dell/EMC combined company and Strategically Aligned businesses work together?

Michael Dell is establishing an executive group, which will include the presidents of our business units and go-to-market organizations, plus: Pat Gelsinger, CEO, VMware; Mike Cote, President and CEO, SecureWorks; Rob Mee, CEO, Pivotal; and Rodney Rogers, CEO, Virtustream. This group will collaborate on innovative and differentiated solutions, optimize our operations to increase the speed and agility with which we serve our customers and find ways to work together more efficiently and effectively as an organization. The new organization will take effect immediately following the completion of the transaction. Until then, all reporting structures remain as they are.

54.	How will we refer to the new broader combined company?

We will refer to the broader company as “our complementary and aligned family of businesses” which includes the Strategically Aligned businesses as well as the fully owned businesses or business units.

55.	What is a Strategically Aligned business? Does this mean the Federation is no longer the descriptor?

We will no longer use the Federation as a descriptor. The new term will be Strategically Aligned business which refers to Pivotal, SecureWorks, and VMware. The definition is any stand-alone business which is already publicly traded, will be publicly traded or has outside investors.

EMC II

56.	How does this impact ECD?

ECD continues to be an important business and is doing well. As announced in February 2016 by Dell and EMC, ECD President Rohit Ghai will report to David Goulden as part of the Enterprise Systems Group. The new organization will take effect immediately following the completion of the transaction. Until then, all reporting structures remain as they are.

57.	How does this impact RSA?

RSA continues to be an important business and doing well. As announced in February 2016 by Dell and EMC, RSA President Amit Yoran will report to David Goulden as part of the Enterprise Systems Group. The new organization will take effect immediately following the completion of the transaction. Until then, all reporting structures remain as they are.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

58.	How does Dell help RSA grow?

We expect Dell’s strength in managed security services and its security offerings in network, endpoint and email security, combined with RSA’s focus on Identity, Security Analytics and GRC, to create a top 5 Security player across SMB and Enterprise customers.

59.	How does this affect VCE and its customers?

VCE, EMC’s converged platforms division, and the converged infrastructure marketplace continue to be a key strategic focus for EMC. For now, there will be no change in our business strategy. We know our strategy is the right one and the Rack & Appliance “engines” are crucial to augment our Vblock business and beat point product competitors in the race to help our customers drive Data Center and Cloud scale transformation. Once the transaction closes, we will be able to commence collaboration efforts within Dell to evolve our strategy. The Dell relationship will broaden the opportunity for CI.

60.	How will this impact VCE’s relationship with Cisco?

VCE is a very important part of the new combined company, and we remain committed to working with Cisco to ensure that we continue to deliver the industry’s best CI customer experience that enables growth and success. Cisco remains a very important partner, and we look forward to working together in the CI and networking space. We will continue to invest in the Vblock platform based on Cisco UCS server, Nexus networking and ACI technology. We also remain committed to utilizing Cisco networking and the ACI architecture throughout the VCE offering portfolio.

61.	How are we addressing customer questions about the future of VCE?

David Goulden and Chuck Robbins of Cisco have confirmed Cisco, EMC and VMware’s long-term commitment to VCE and Vblock for VCE customers. Michael Dell wrote to VCE customers in an open letter making it clear that our relationship with Cisco and our investment in VCE technology will continue. After joining with Dell, VCE’s close working relationship with Cisco will continue. VBlock will continue to follow Cisco’s compute and networking roadmaps and EMC’s storage roadmaps to bring the latest technologies to VCE customers. Click here to access VCE’s letter to customers and Michael Dell’s letter to customers and partners here. Cisco SVP of Sales, Frank Palumbo, also recently posted this blog titled Cisco and VCE Continue to Lead the Industry.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

62.	How does this impact Virtustream?

As announced in February 2016 by Dell and EMC, Virtustream will be part of the Enterprise Systems Group. Virtustream CEO Rodney Rogers will report to David Goulden. Rodney will also be part of Michael Dell’s executive group, which will include presidents of the business units, go-to-market organizations and the Strategically Aligned businesses. Virtustream continues to be an important Strategically Aligned business unit and will be an important aspect of the final combined company.

The new organization will take effect immediately following the completion of the transaction. Until then, all reporting structures remain as they are.

VMware

63.	After close, how will VMware fit within the new complementary and aligned family of businesses?

VMware will be one of three Strategically Aligned businesses. The other two are Pivotal and SecureWorks. Pat Gelsinger, VMware CEO, will be part of Michael Dell’s executive group, which will include presidents of the business units, go-to-market organizations and the Strategically Aligned businesses. The new organization will take effect immediately following the completion of the transaction. Until then, all reporting structures remain as they are.

64.	Will VMware continue to operate as a public company?

Yes, VMware will continue to operate as a publicly-traded company.

65.	Why is this good for VMware?

As part of the new combined company it is expected that VMware’s growth will accelerate across its businesses through increased opportunities for integration with Dell’s solutions and go-to-market channels. VMware will also benefit from the operational agility that comes from our majority shareholder being privately controlled and from being part of one of the top three transformational IT companies in the world.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

Pivotal

66.	After close, how will Pivotal fit within the new complementary and aligned family of businesses?

Pivotal will be one of three Strategically Aligned businesses. The other two are VMware and SecureWorks. Rob Mee, Pivotal CEO, will be part of Michael Dell’s executive group, which will include presidents of the business units, go-to-market organizations and the Strategically Aligned businesses. The new organization will take effect immediately following the completion of the transaction. Until then, all reporting structures remain as they are.

67.	Are there any changes in plans to operate Pivotal as a startup and go public?

The new corporate structure will continue to enable Pivotal to operate as a fast-moving startup with the prospect of becoming a public company.

68.	How does Dell help Pivotal?

Dell brings access to a world-class GTM engine – leading SMB, Federal, SLED and online channel – and, with EMC, an improved position as a top 3 player in digital and IT transformation. Dell sees Pivotal as a high-growth business. Being privately-controlled enables us to better focus on strategic investments without having to manage for quarterly earnings expectations, just like other startups that haven’t gone public.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

Go-To-Market (Customers and Partners)

69.	How do you see go-to-market coming together?

After the acquisition closes, the newly combined business will focus on three primary market segments: Enterprise, Commercial and Consumer & Small Business. We are currently determining which accounts and people align to each go-to-market segment and organization. The go-to-market dividing lines and account coverage plans will not be implemented until the new fiscal year 2017, so nothing will change until then.

70.	Who will lead the three global go-to-market organizations of Enterprise, Commercial and Consumer & Small Business in the new combined company?

Bill Scannell, Marius Haas and Jeff Clarke will lead our three global go-to-market organizations: Enterprise, Commercial and Consumer & Small Business. The new organization will take effect immediately following the completion of the transaction. Until then, all reporting structures remain as they are.

71.	Why were these three go-to-market segments selected for the new business?

This segmentation approach preserves the best of the EMC and Dell sales motions and will drive clear accountability for results, enable more decision-making closer to our customers, and allow faster feedback between customers, sales and product teams.

72.	What will be the exact dividing lines between one go-to-market organization and another? Where does one end and the other start, and will there be any overlap?

Bill Scannell, Marius Haas and Jeff Clarke will be working together over the next few months to determine which accounts and people align to each go-to-market organization. The go-to-market dividing lines and account coverage plans will not be executed until the new fiscal year, beginning in Feb 2017, so nothing will change here for a while.

73.	Are there any changes in how we support our customers between now and close?

EMC and Dell continue to be two separate companies, with our individual product strategies and commitments in place, and must operate as such. EMC remains committed to innovation and our current roadmap for our products.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

74.	There is a new Partner Reseller Agreement with Dell for VMAX. What are the details?

Leveraging EMC’s existing partner agreement with Dell that dates back to the mid-2000’s, Dell began reselling VMAX and associated software beginning February 1, 2016. Dell will not resell into accounts where EMC “owns” the footprint. We are partnering with Dell to leverage new opportunities, such as accounts where Dell has a large server/storage presence and EMC may not, or accounts where neither company is strong, yet Dell finds and registers the opportunity for incremental capacity or competitive displacements. Dell will register their opportunities with EMC like any other Business Partner.

75.	If a Dell rep approached a partner to work together about a customer who wants to purchase a VMAX from Dell, how should the process work? Does the Dell rep get compensated and quota credit for an incremental deal that flows through the channel?

Dell would register the deal with EMC; EMC would provide a quote to Dell; Dell would then quote a price to the partner. If this process is followed, the Dell team can retire quota for the deal.

76.	Customers are asking us to set up meetings to take Dell into their accounts. What’s the guidance from legal?

It is okay to work with your Dell counterparts on a VMAX resell transaction, as you would with any other Business Partner. But we are still prohibited from selling together until the acquisition closes.

77.	Partners are not mentioned in the Dell/EMC March 1 announcement? What will happen to Partner programs?

Partner programs will be a critical success factor in the new combined company. The VCIO and the executive teams are continuing the planning process, and decisions will be made and communicated in the coming months.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

Global Services

78.	Global Services at EMC and Dell are not mentioned in Michael Dell’s organization announcement. Does this mean that Services are not important?

Services, both EMC Global Services and Dell Global Support & Deployment Services, will be a key differentiator in the value that the combined business will bring to customers and will be critical to our success. The VCIO and the executive teams are continuing the planning process, and Services will absolutely play an important role.

79.	Suresh Vaswani was announced as the leader of Dell Services, does this mean he will also lead EMC Services?

No, Suresh Vaswani will continue to lead the existing Dell Services organization only.

80.	Howard Elias is listed in Michael Dell’s announcement as “co-Chief Integration Officer.” Does this mean that he will not be leading Services?

All of the announced changes will not take place until after the deal is closed. Until that time, Howard Elias will continue to lead GES and the integration efforts for the VCIO.

81.	When will the Services leadership and structure be announced?

The VCIO and the executive teams are continuing the planning process to optimize the organization, and Services will absolutely play an important role. We will share more information as it becomes available.

82.	Will there be a single Services organization in the combined companies, or will there be separate Services functions for Dell and EMC customers?

The integration team is still finalizing decisions about the Services organizational structure, but the value and importance Services will have for the combined company is well recognized.

83.	What about the IT organization? Will it be a single IT organization for the entire company? Where will it fit within the organization?

The VCIO and the executive teams are continuing the planning process to optimize the organization. We will share more information as it becomes available.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

How Does This Impact Me?

84.	Will EMC employees have the opportunity to interview for jobs at Dell? If so, how can we learn about opportunities?

Until the close, EMC and Dell will continue to operate independently, managing our respective talent and recruiting organizations as we do today. Following the close of the transaction, we plan to make new job openings transparent to all employees.

85.	Will the transaction closing result in multiple W2s in 2016? For example, will employees receive one for EMC and one for Dell? Will we have to restart FICA withholdings?

EMC employees will continue to be paid by an EMC legal entity in 2016. The closing of the transaction will not result in an employee receiving two W-2s, nor will an employee have to restart his or her FICA withholdings.

86.	What happens to my EMC Key Employee Agreement (KEA) or equivalent agreement internationally? Does it remain in effect?

The EMC KEA or equivalent agreements continue in effect. At close employees will not be asked to sign new agreements.

Compensation

87.	Will I remain on EMC’s current compensation programs until close? What will happen after the close?

EMC employees will continue on EMC compensation programs until close. For the 12-month period following the close, Dell has made a commitment to provide employees with annual base salaries and target cash incentive compensation opportunities that are no less favorable than those provided immediately prior to the closing.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

88.	Specific to the U.S., what will happen to the Deferred Compensation Retirement Plan (DCRP) due to the merger?

There are currently no plans to change the DCRP prior to the close of the Dell transaction. Distributions will follow participant payment elections. For example, if a participant elected payment on a change in control, payment will generally be made in a single lump sum thirty (30) days following the deal closing.

89.	Will we be having the EMC Annual Compensation Review (ACR) and Annual Equity Program (AEP) in 2016?

Yes, it is currently our plan to have both programs. We will provide further information once all the details are finalized.

Equity (Stock)

90.	What will happen to my Restricted Stock Unit Awards (RSUs)?

RSUs represent the contractual right to receive actual shares of EMC common stock at a predetermined date. When RSUs vest, the employee receives shares of EMC common stock, and the employee is generally then able to sell them.

Most RSUs will vest immediately prior to the time the transaction closes. Each share of EMC common stock received (after shares are netted out to cover applicable tax withholdings) will be exchanged for $24.05 in cash and approximately 0.111 shares of tracking stock.

Certain RSU awards granted after October 12, 2015 will convert to something called “restricted cash” at the time the transaction closes. Employees with these awards have already been notified and given information regarding their treatment in the transaction.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

91.	Will we be told before any action is taken on the RSUs or will this be up to the employee to take action? Is there a date assigned to this?

The RSUs will vest and any minimum required tax withholding will be satisfied by netting out shares of EMC common stock equal in value to such minimum required tax withholding. The resulting net number of shares of EMC common stock will be exchanged for the merger consideration (cash and tracking stock) at closing without any action required on the part of the RSU holder.

92.	What exactly is ‘tracking stock?’

The tracking stock will be a new Class V Common Stock issued by Denali Holding Inc. After the transaction closes, Denali Holding Inc. will be the parent company of Dell and the legal entity that will own EMC. As the parent company, Denali will indirectly own EMC’s existing stake in VMware. The tracking stock is initially intended to track a portion of Denali’s economic interest in the VMware business following the completion of the transaction.

93.	Does the market price of EMC common stock and VMware common stock impact the amount of cash and tracking stock that EMC shareholders will receive upon close of the deal?

For EMC shareholders. No, the amount of $24.05 in cash per share of EMC common stock and number of shares of tracking stock to be received by EMC shareholders are not subject to change as a result of the market price of EMC or VMware common stock.

For EMC equity award holders. The closing price of EMC common stock on the last trading day before the merger is completed will impact the taxable compensation that equity award holders may be entitled to upon exercise/vesting, and accordingly, may impact the amount of cash and tracking stock the equity award holder will receive, net of taxes and exercise price (as applicable).

94.	Could you clarify how vested but unexercised EMC stock options (different from restricted stock units) will be handled? Do the options need to be exercised first? Will options be lost if not exercised at close?

Stock options are different from restricted stock units. Where RSUs simply convert into EMC shares, a stock option is a contractual right to “buy” EMC stock at a certain price. Most EMC employees do not have stock options.

Prior to the time the transaction closes, any unvested options to acquire EMC common stock will vest and become exercisable, meaning the employee can exercise them to purchase EMC common stock. However, if the option holder does not exercise his or her stock options prior to the transaction closing, the options will be exercised automatically immediately prior to the closing in what’s referred to as a ‘cashless’ transaction, meaning no funds from the employee are required.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

The net number of shares of EMC common stock that option holders are entitled to receive after this automatic exercise (i.e., after shares have been netted out to cover both the exercise price and the minimum required tax withholding) will be exchanged for $24.05 in cash and approximately 0.111 shares of tracking stock.

95.	When can employees exercise stock options?

Employees are able to exercise their vested stock options any time prior to the deal closing. All of the current rules and regulations apply, including the trading window and being on a restricted list, as well as rules pertaining to insider information, etc.

96.	What happens to EMC stock options that are ‘underwater’ (i.e., the exercise price is greater than the market price) at time of close?

If the exercise price of any outstanding option immediately prior to the deal closing equals or exceeds EMC’s closing stock price on the last trading day prior to the deal close, such options will terminate as of the deal close and will not receive consideration in the merger.

97.	If I have purchased stock after the announcement of the EMC-Dell agreement on October 12, 2015, will I get the cash and tracking stock announced at the time of the deal close? Or, did I need to have those shares in hand prior to October 12?

All outstanding shares of EMC common stock will be exchanged for the merger consideration (cash and tracking stock), regardless of when the EMC common stock was purchased.

98.	May I defer payment of the cash and tracking stock that I receive for my accelerated EMC Restricted Stock Units or net exercised EMC Stock Options?

No, deferring payment is not possible.

99.	Will we still be able to participate in Employee Stock Purchase Plan (ESPP) and for how long?

The ESPP program ended following the January 31, 2016 employee purchase of shares. There will be no ESPP program equivalent on or after February 1, 2016.

100.	May I buy or sell EMC shares now?

Yes, you may buy or sell EMC shares. However, all of the current rules and regulations still apply, including the trading window and being on a restricted list, as well as rules pertaining to insider information, etc.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

101.	How do I know if I should sell my stock before the deal closes?

EMC makes no recommendation regarding the purchase or sale of shares. Please consult your financial advisor.

102.	Will VMware or Pivotal stock awards or options accelerate as part of the EMC-Dell merger?

No. Any stock awards or options issued by VMWare or Pivotal will continue to vest in accordance with the terms and provisions of the applicable stock plans and equity award agreements.

103.	If my job is eliminated prior to the deal close, am I entitled to receive acceleration and merger consideration for any EMC restricted stock units or stock options that I am holding?

Generally, if your job is eliminated under the Involuntary Separation Program Restructure before closing, you will be eligible for vesting of unvested EMC equity granted before October 12, 2015 subject to your (i) executing a Separation Agreement and Release in the form approved by EMC, and (ii) your compliance with the terms and conditions of the Separation Agreement and Release.

104.	What will happen to EMC’s stock following close of the transaction?

EMC stock will no longer exist after the close of the transaction.

105.	Where can I find further information about the VMware tracking stock?

Questions and answers regarding the tracking stock and other terms of the transaction can be found in Denali’s Registration Statement on Form S-4 that includes a preliminary proxy statement/prospectus regarding the proposed transaction. See “Additional Information and Where to Find It” at the end of this document.

106.	Specific to the U.S., how can I determine which tax rates might apply to my EMC common stock and my EMC restricted stock units when the deal closes and is there any option to shelter any of this income or distribution?

First, it is important to start by stating that EMC in no way provides tax or financial planning advice to its employees. We do; however, provide employees with access to information to obtain answers to these types of questions and to provide guidance – your UBS stock account is a great place to start. That said, we can answer some of the basic questions reflecting U.S. practices:

Tax treatment upon vesting of restricted stock units: Upon vesting, the realized value of the stock (determined by the number of shares vested multiplied by the closing share price on date of vest) is treated as ordinary income and is taxable to you in the same manner as if you had received a cash bonus. EMC withholds a portion of the vested shares necessary to fund the required tax withholding (federal, state, local). An “Advice of Vesting” report is available on your UBS website which details the value realized upon vesting, total taxes, and shares withheld to fund taxes. This information is available under the “Statements and Reports” tab on your UBS homepage.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

Tax treatment of sale of vested shares: The sale of vested shares may be subject to either short-term (held for one year or less) or long-term (held for greater than one year) capital gains/loss treatment based on the time that the shares have been held since vesting. The basis of the shares is the closing share price on the date of vest which can be obtained from your UBS records.

For more detailed information, please refer to the “2015 Tax Filing Guide” on the UBS website

Benefits

107.	What will happen to our benefits?

All current EMC benefits will continue as they are through 2016. (The one exception is the Employee Stock Purchase Program, which ended on January 31, 2016.) All benefits decisions will be made in accordance with local/country regulations.

108.	What will happen to my EMC service date for benefits purposes?

Years of service with EMC will continue to apply following the merger for purposes of eligibility, vesting and level of benefits under plans in which you participate post-close. For example, if your current EMC tenure is 15 years, you will carry those years forward.

109.	Will EMC’s paid time off (PTO) policies change?

For 2016, there will be no change to EMC’s PTO policies.

110.	What will happen to EMC’s retirement plans?

EMC’s current retirement plans will continue through 2016. More details regarding post-closing benefits will be provided in the future.

111.	Specific to the U.S., what happens to the portion of my 401(k) plan balance that is not yet vested? Will there be an acceleration event for that as well?

Company contributions to the 401(k) plan continue on their same vesting schedule in 2016; there is no acceleration.

112.	Specific to the U.S., will 401(k) loans have to be paid off at the close of the transaction?

The closing of the transaction itself will not disrupt the current status of your 401(k) loan. More details regarding post-closing benefits will be provided in the future.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

113.	Are there going to be any changes to the DG Pension Program?

All current EMC benefits (with exception of the Employee Stock Purchase Program), including the DG Pension Program, will continue as they are through 2016. More details regarding post-closing benefits will be provided in the future.

114.	In simple terms, what will shareholders receive for their EMC stock following the close of the transaction?

Each share of EMC common stock will be exchanged for $24.05 in cash and approximately 0.111 shares of the tracking stock. If you own, for example, 100 shares of EMC common stock at the time the transaction closes, you will be entitled to $2,405 in cash (or $24.05 X 100 shares) and approximately 11.1 shares of tracking stock (or .111 X 100 shares).

115.	What will happen to Commitment @ EMC?

Commitment @ EMC will continue to run through 2016.

116.	Can we continue to utilize Excellence@EMC, our employee recognition program?

Yes, you can continue to submit and receive rewards through 2016.

117.	Can those employees participating in EMC’s tuition reimbursement programs anticipate being able to finish their degrees and receive reimbursement?

EMC’s tuition reimbursement program will remain unchanged for 2016.

Employees who are registered and actively enrolled in a degree program (undergraduate or advanced graduate) by August 1, 2016 will be permitted to seek reimbursement under EMC’s current Tuition Assistance Policy for courses completed through the 2017 calendar year. Reimbursements for courses completed after December 31, 2017 will be in accordance with the tuition assistance policy then in effect.

All other employees seeking reimbursement for courses completed after December 31, 2016 will be administered in accordance with the tuition assistance policy in effect at the time of reimbursement.

All benefits, including tuition reimbursement, are being evaluated for 2017 and beyond. More details will be provided as soon as they are known.

118.	When will we find out if and how our health benefits will change once we merge with Dell?

Teams from Dell and EMC are evaluating both companies’ benefits as a part of the integration planning process. In 2016, there will be no change to our medical, dental and vision benefits. Complete information about any changes will be shared later in the year when decisions have been made.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

Immigration

119.	What is the impact to my immigration status given the announcement of the Dell/EMC merger?

EMC will continue to process all visa petitions as usual and will be communicating with all foreign nationals prior to close. The impact to individuals’ immigration processing will be limited and EMC does not anticipate any gaps in work authorization as a result of the merger.

In addition, EMC plans to continue utilizing our preferred immigration vendor, Duane Morris, for the balance of 2016. If additional information is required, questions can be directed to EMC’s Director of Global Immigration & Compliance, Nicole Wetmore, at 508-446-7408 or via email at Nicole.Wetmore@emc.com

120.	Will EMC support new H-1B filings for FY2017? (Applicable to employees in the US only)

Yes, EMC will continue to sponsor new H-1B petitions for employees and candidates that are abroad, or on other non-immigrant visa categories who qualify for H-1B sponsorship (provided the appropriate business approvals are received).

EMC began the FY2017 cap season at the end of 2015. If you are interested in H-1B sponsorship for this fiscal year and you have not yet been contacted by EMC’s preferred immigration counsel please contact EMC’s senior immigration specialist, Benjamin Regan, at 508-249-5883 or via email at Benjamin.Regan@emc.com.

121.	Will EMC continue processing my green card? (Applicable to employees in the US)

Yes, EMC will continue to sponsor current green card petitions and initiate new cases.

122.	Will there be any change in my employing entity?

Unless you transfer to a different organization, your employing entity (e.g., EMC, Virtustream, RSA, VCE, Pivotal, etc.) will remain unchanged to the end of 2016.

123.	Can I travel internationally? How do I address questions from the US Consulate and Customs and Border Protection Officers when re-entering the United States or applying for a visa stamp? (Applicable to employees in the US only)

When traveling internationally, please ensure that you obtain a current Employment Verification Letter through AskHR and carry your most recent paystubs. If additional questions are asked please have the questioning officer contact Nicole Wetmore, Director of Global Immigration & Compliance, at 508-446-7408 or Nicole.Wetmore@emc.com. Once the official close date has been announced it is important that you contact the immigration department at US_Immigration@emc.com if you have scheduled plans to be outside the United States on that date so that we can advise you on the necessary steps to take to ensure your eligibility to return.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

124.	How will I be kept updated on any new developments?

The Immigration Team will continue conducting Town Hall sessions to answer questions about the impact of immigration processing during M&A activities. Town Hall sessions specific to the EMC/Dell merger will be scheduled in the next 1-2 months.

125.	There is much discussion over Dell keeping EMC’s Hopkinton location, yet no mention of the other sites in the area, such as Southborough, Franklin, etc. Do we have any insight at this time?

Regarding EMC locations, there are no current plans to close sites as a result of the merger and this will be a subject of the integration planning going forward.

However, facilities review is currently an active part of the EMC Business Transformation that we announced in 2015 and prior to the merger. As part of that effort we will be looking at our facilities usage and may close or consolidate as needed. We already started this process over the summer of 2015 with the announced closure of 80 South Street in Hopkinton, and have been relocating employees to other buildings in the immediate area.

EMC employees may find more details about Business Transformation on Inside EMC.

Dell & EMC Frequently Asked Questions (FAQ) 3.0

(posted March 30, 2016)

Important Legal Information

Disclosure Regarding Forward Looking Statements

This communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of EMC Corporation shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xviii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC Corporation’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC Corporation disclaims any obligation to update any such forward-looking statements after the date of this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC Corporation for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. has filed with the SEC a Registration Statement on Form S-4 (File No. 333-208524) that includes a preliminary proxy statement/prospectus regarding the proposed transaction, and each of Denali Holding Inc. and EMC Corporation plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC Corporation shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the preliminary proxy statement/prospectus and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC Corporation’s website (http://www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings”, or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, 01748, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and certain of its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC Corporation shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC Corporation shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, is set forth in the preliminary proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about EMC Corporation’s executive officers and directors in its definitive proxy statement filed with the SEC on March 20, 2015 and in its Annual Report on Form 10-K filed with the SEC on February 25, 2016, and the amendment thereto on Form 10-K/A filed with the SEC on March 11, 2016. You can obtain free copies of these documents at the SEC’s website (http://www.sec.gov). You can also obtain free copies of these documents from EMC Corporation using the contact information above.

The following talking points were provided to certain employees of the Company.

Dell & EMC External Talking Points

(posted March 30, 2016)

Dell-EMC Combination Highlights

•	Michael S. Dell, MSD Partners and Silver Lake are leading a transaction to combine Dell and EMC, creating the world’s largest privately-controlled, integrated technology company. As part of the transaction, VMware will remain a publicly-traded company.

•	Following completion of the transaction, Michael Dell will lead the combined company as chairman and chief executive officer. Joe Tucci will continue as chairman and chief executive officer of EMC until the transaction closes.

•	This transaction will create an approximately $80 billion leader in the extremely attractive high-growth areas of the $2 trillion information technology market and will be exceptionally well-positioned for growth in the most strategic areas of next-generation IT including digital transformation, software-defined data center, converged infrastructure, hybrid cloud, mobile and security.

•	Dell’s privately-controlled ownership structure will give EMC the same flexibility enjoyed by Dell, to focus 100% on customers and invest for long-term results by incubating our most promising high-growth businesses, enabling further innovation and customer choice, and increasing our ability to attract and retain world-class talent.

•	Going private is expected to eliminate approximately $3.5 billion of stock repurchases and dividends EMC has averaged annually over the last three years. These savings are greater than the outlay to service Dell’s debt, creating more opportunity to invest in the business rather than less.

•	Each share of EMC common stock will be exchanged for $24.05 in cash and approximately 0.111 shares of the tracking stock. If you own, for example, 100 shares of EMC common stock at the time the transaction closes, you will be entitled to $2,405 in cash (or $24.05 X 100 shares) and approximately 11.1 shares of tracking stock (or .111 X 100 shares).

•	Dell’s headquarters will remain in Austin, Texas with the headquarters of the Enterprise Systems business of the combined company in Hopkinton, Massachusetts. The Enterprise Systems business is expected to be over $30 billion in size.

•	The new company will bring together Dell and EMC’s respective strong capabilities and complementary portfolios, sales teams and R&D. Plus Dell’s strength with small business and mid-market customers and EMC’s strength with large enterprises is expected to fuel profitable growth and generate significant cash flows across a wider market.

•	After the acquisition closes, the newly combined business will focus on three primary market segments: Enterprise, Commercial and Consumer & Small Business. We are currently determining which accounts and people align to each go-to-market segment and organization. The go-to-market dividing lines and account coverage plans will not be implemented until the new fiscal year 2017. Nothing will change until then.

•	We will no longer use the Federation as a descriptor. The new term will be “Strategically Aligned businesses” which refers to Pivotal (led by Rob Mee), SecureWorks (led by Mike Cote), and VMware (led by Pat Gelsinger). The definition is any standalone business which is already publicly traded, will be publicly traded or has outside investors.

•	As announced on March 1 by Dell and EMC, our new company will have the most experienced, most knowledgeable and most capable leadership team in our industry, bar none. The leadership team of our new company will be (alphabetically):

•	Jeremy Burton, Chief Marketing Officer, responsible for brand, events, marketing analytics, digital and communications.

•	Jeff Clarke, Vice Chairman and President, Operations and Client Solutions, responsible for our Global Supply Chain and End User Computing organizations.

•	Howard Elias and Rory Read, co-Chief Integration Officers, for the Dell | EMC integration.

•	David Goulden President, Enterprise Systems Group, responsible for our global infrastructure organization including servers, storage, networking, converged infrastructure and solutions. Bill Scannell, President of Enterprise Sales will report to David and lead the global go-to-market organization serving our enterprise customers.

Also part of Enterprise Systems Group are: Rodney Rogers, CEO, Virtustream, a leading enterprise-class cloud software and services provider trusted by enterprise customers worldwide to migrate and run their mission-critical applications in the cloud; Amit Yoran, President, RSA, a leading security provider focused on Identity, Security Analytics and Governance, Risk & Compliance; and Rohit Ghai, President, Enterprise Content Division.

•	Marius Haas, President & Chief Commercial Officer, responsible for our global go-to-market organization serving our Commercial customers.

•	Steve Price, Chief Human Resources Officer.

•	Karen Quintos, Chief Customer Officer, responsible for leading revenue and margin enhancing programs, ensuring a consistent customer experience across multiple channels and driving strategies to strengthen and build profitable customer relationships. Karen will also lead Corporate Citizenship, including social responsibility, entrepreneurship and diversity.

•	Rich Rothberg, General Counsel.

•	John Swainson, President, Dell Software, will continue in his current capacity.

•	Tom Sweet, Chief Financial Officer.

•	Suresh Vaswani, President, Dell Services, will continue in his current capacity.

•	EMC will adopt Dell’s fiscal calendar; however, there will be no change to fiscal year calendars in 2016.

Transaction and Integration

•	We are still on track to complete the transaction under the original timetable and the original terms.

•	As of March 10, 2016, approval or clearance of the merger has been received in the United States, European Union, Australia, Canada, Israel, Japan, South Africa, Switzerland and Turkey. Remaining jurisdictions include Brazil, China, India, Mexico, Russia, South Korea and Taiwan.

•	The debt financing is fully committed and is being underwritten by many of the leading global banks. The process of syndicating and placing the debt for a transaction of this nature frequently encompasses a time period of several months from start to finish. That process currently is underway and remains on track, as planned.

•	A date has not been set yet, but we are expecting the vote to take place in the spring. All shareholders will be notified by mail when the date of the vote has been set.

•	Integration planning has been underway since November of 2015. There are a number of aspects we need to get ready for day one, but the full integration is expected to be a two-year process. Until the transaction closes, EMC and Dell must continue to operate their businesses separately.

Customer and “Non-customer” Reaction

•	According to an independent report by ESG (November 2015) of mid-market and enterprise customers of Dell, EMC, or both:

•	92% of all respondents believe that a Dell/EMC combination would benefit (75%) — or have no impact on (17%) — their organizations

•	92% of respondents would increase (60%) or not change (32%) their spending levels with the combined company

•	65% of respondents believe that a Dell/EMC combination will provide more complete and innovative technology solutions

•	In late January, ESG published their independent research of what organizations that do not yet purchase from EMC or Dell think about the pending combination. According to ESG’s research, “half of these organizations expect to work with the combined EMC/Dell over the next 3 years” to help them achieve their business goals and “only 9% completely dismissed the notion of working with a combined Dell-EMC.”

Per ESG, “That’s a weird set of statistics in that I’d expect most non-customers to expect to stick to what they were already doing — but the data says that people think the combined Dell/EMC has some incremental new value.”

The same non-customers of EMC and Dell were also asked to itemize the benefits that a combined EMC/Dell entity would provide their organization that would most likely prompt a replacement of their existing IT supplier. The most commonly cited response was technology innovation. The next two most-commonly cited responses were volume discount pricing and end-to-end service and support.

EMC Corporation Disclosure Regarding Forward Looking Statements

This communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of EMC Corporation shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xviii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC Corporation’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC Corporation disclaims any obligation to update any such forward-looking statements after the date of this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC Corporation for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. has filed with the SEC a Registration Statement on Form S-4 (File No. 333-208524) that includes a preliminary proxy statement/prospectus regarding the proposed transaction, and each of Denali Holding Inc. and EMC Corporation plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC Corporation shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the preliminary proxy statement/prospectus and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC Corporation’s website (http://www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings”, or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, 01748, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and certain of its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC Corporation shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC Corporation shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, is set forth in the preliminary proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about EMC Corporation’s executive officers and directors in its definitive proxy statement filed with the SEC on March 20, 2015 and in its Annual Report on Form 10-K filed with the SEC on February 25, 2016, and the amendment thereto on Form 10-K/A filed with the SEC on March 11, 2016. You can obtain free copies of these documents at the SEC’s website (http://www.sec.gov). You can also obtain free copies of these documents from EMC Corporation using the contact information above.